Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Investor Relations Analyst
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Fourth Quarter and Year End 2015 Results

Normalized FFO of $0.48 Per Share for the Fourth Quarter, up 6.7% over the Same Period in the Prior Year,

Including 11.7% Increase in Cash Basis NOI from Same Property Managed Senior Living Communities Portfolio

Newton, MA (February 23, 2016):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2015.

SNH’s President and Chief Operating Officer, David Hegarty, made the following statement:

“Our business produced strong operating results in the fourth quarter, with a 6.7% increase in normalized FFO per share compared to the same period last year.  These results were created in part by an 11.7% increase in cash basis NOI at our same property managed senior living communities.”

Results for the quarter ended December 31, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2015 were $113.0 million, or $0.48 per diluted share. This compares to Normalized FFO for the quarter ended December 31, 2014 of $91.3 million, or $0.45 per diluted share. The increase in Normalized FFO is primarily the result of acquisitions since January 1, 2015, strong performance from SNH’s managed senior living communities and dividends received from SNH’s ownership of The RMR Group Inc. (NASDAQ: RMR) common stock related to the period from June 5, 2015 to December 14, 2015.

Net income was $9.5 million, or $0.04 per diluted share, for the quarter ended December 31, 2015, compared to net income of $45.3 million, or $0.22 per diluted share, for the quarter ended December 31, 2014. The decline in net income per diluted share for the quarter ended December 31, 2015 primarily resulted from the non-cash loss on the distribution of RMR common stock to SNH’s shareholders totaling $38.4 million, or $0.16 per diluted share.

The basic and diluted weighted average number of common shares outstanding were approximately 237.0 million for the quarter ended December 31, 2015, and approximately 204.0 million for the quarter ended December 31, 2014.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2015 and 2014 appear later in this press release.

Results for the year ended December 31, 2015:

Normalized FFO for the year ended December 31, 2015 were $429.7 million, or $1.84 per diluted share. This compares to Normalized FFO for the year ended December 31, 2014 of $347.6 million, or $1.75 per diluted share. The increase in Normalized FFO is primarily the result of acquisitions since January 1, 2015, strong performance from SNH’s managed senior living communities and dividends received from SNH’s ownership of RMR common stock related to the period from June 5, 2015 to December 14, 2015.

Net income was $124.0 million, or $0.53 per diluted share, for the year ended December 31, 2015, compared to net income of $158.6 million, or $0.80 per diluted share, for the year ended December 31, 2014. The decline in net income is primarily the result of the non-cash loss on the distribution of RMR common stock to SNH’s shareholders totaling $38.4 million, or $0.17 per diluted share.

The basic and diluted weighted average number of common shares outstanding were approximately 233.0 million for the year ended December 31, 2015, and approximately 199.0 million for the year ended December 31, 2014.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the years ended December 31 2015 and 2014 appear later in this press release.

Operating Results for the quarter ended December 31, 2015:

For the three months ended December 31, 2015, consolidated same property net operating income, or NOI, and cash basis NOI increased 0.3% and 0.9%, respectively, compared to the quarter ended December 31, 2014.

For the three months ended December 31, 2015, 38.4% of SNH’s NOI came from 121 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.3 million leasable square feet.  As of December 31, 2015, 96.4% of SNH’s MOB leasable square feet were leased, compared to 96.0% as of September 30, 2015 and 95.9% as of December 31, 2014.  Same property occupancy for SNH’s MOBs owned continuously since October 1, 2014 decreased to 95.5% as of December 31, 2015, compared to 95.9% as of December 31, 2014.  SNH’s MOB same property NOI and cash basis NOI decreased 4.0% and 2.9%, respectively, during the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014.

For the three months ended December 31, 2015, 45.2% of SNH’s consolidated NOI came from 231 triple net leased senior living communities with 26,114 living units. Occupancy at triple net leased senior living communities was 84.6% during the most recently reported period, remaining unchanged from the comparable period last year.(1) Same

(1) Occupancy ratios for triple net leased senior living communities are based on operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter end. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended September 30, 2015 and 2014.

property NOI and cash basis NOI for SNH’s triple net leased senior living communities increased 1.0% and 0.9%, respectively, during the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014.

For the three months ended December 31, 2015, 13.7% of SNH’s NOI came from 65 managed senior living communities with 8,585 living units.  Occupancy at the managed senior living communities was 87.7% during the quarter ended December 31, 2015, compared to 88.4% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since October 1, 2014 decreased to 87.2% during the quarter ended December 31, 2015 from 88.4% during the comparable period last year.  Same property average monthly rates increased 2.1% to $4,250 during the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014. Same property NOI and cash basis NOI for SNH’s managed senior living communities each increased 11.7% during the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014.

Reconciliations of NOI and cash basis NOI to net income determined in accordance with GAAP for the quarters ended December 31, 2015 and 2014 appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by SNH’s operating segments for the quarters ended December 31, 2015 and 2014 appear later in this press release.

Recent Investment Activities:

In February 2016, SNH acquired one MOB (three buildings) located in Minnesota with approximately 128,000 square feet for a purchase price of approximately $22.7 million, excluding closing costs. In January 2016, SNH entered into an agreement to acquire one senior living community with 38 private pay assisted living units located in Georgia for a purchase price of approximately $8.4 million, excluding closing costs. SNH expects to acquire this community in the first half of 2016 using a taxable REIT subsidiary structure and to have Five Star Quality Care, Inc. manage this community. In addition, during the quarter ended December 31, 2015, SNH spent approximately $5.0 million on capital investments that will generate additional rent under existing leases.

Recent Financing Activities:

In February 2016, SNH sold $250.0 million in aggregate principal amount of 6.25% senior unsecured notes due 2046, raising net proceeds of approximately $241.5 million after underwriting discounts and estimated expenses.  SNH has also granted the underwriters an option to purchase up to an additional $37.5 million in aggregate principal amount of the notes.  SNH used the net proceeds of this offering to repay amounts outstanding under its revolving credit facility and for general business purposes.

In October 2015, SNH prepaid two mortgages with maturity dates in January 2016 encumbering one property with an aggregate principal balance of $52.0 million and a weighted average annual interest rate of 5.6%. In November 2015, SNH prepaid its $250.0 million 4.30% senior unsecured notes due in January 2016. In January 2016, SNH prepaid one mortgage with a maturity date in April 2016 encumbering one property with a principal balance of $6.1 million and an annual interest rate of 5.97%. SNH funded these prepayments with cash on hand and borrowings under its revolving credit facility.

Distribution of RMR Common Stock:

On December 14, 2015, SNH distributed to its common shareholders 0.0111 of a share of RMR common stock for each SNH common share owned as of the close of business on November 27, 2015. In connection with this distribution, SNH recognized a non-cash loss of $38.4 million because the closing price of RMR’s common stock was lower than SNH’s carrying amount per share on the day RMR’s common stock was distributed to SNH’s shareholders. Since the distribution date, the trading price of RMR’s common stock has increased. If the trading price of RMR’s common stock on the distribution date had been at the current increased price per share, SNH would have recognized a lesser non-cash loss on the distribution.

Conference Call:

On Tuesday, February 23, 2016, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard W. Siedel, Jr., Chief Financial Officer, will host a conference call to discuss the fourth quarter and full year 2015 financial results.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call at either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, March 1, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10079046.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.  The transcription, recording and retransmission in any way of SNH’s fourth quarter 2015 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2015 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website and the information on it are not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT THE TRADING PRICE OF RMR COMMON STOCK HAS INCREASED SINCE THE DISTRIBUTION OF RMR COMMON STOCK TO SNH’S SHAREHOLDERS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE TRADING PRICE OF RMR COMMON STOCK WILL CONTINUE TO INCREASE OR WILL NOT DECLINE. THE MARKET VALUE OF RMR COMMON STOCK DEPENDS UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND SNH’S CONTROL, SUCH AS MARKET CONDITIONS. THERE CAN BE NO ASSURANCE REGARDING THE PRICE AT WHICH RMR COMMON STOCK WILL,

•                  THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE ONE SENIOR LIVING COMMUNITY FOR APPROXIMATELY $8.4 MILLION. THIS ACQUISITION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE, AND

•                 THIS PRESS RELEASE STATES THAT SNH HAS GRANTED UNDERWRITERS AN OPTION TO PURCHASE UP TO AN ADDITIONAL $37.5 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 6.25% UNSECURED SENIOR NOTES DUE 2046. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART. IN FACT, SNH DOES NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$170,706	$149,364	$630,899	$526,703
Residents fees and services	96,813	80,445	367,874	318,184
Total revenues	267,519	229,809	998,773	844,887

Expenses:
Property operating expenses	101,266	84,268	377,579	324,564
Depreciation	71,549	50,257	257,783	185,391
General and administrative	10,266	10,696	42,830	38,946
Acquisition related costs	337	1,957	6,853	4,607
Impairment of assets	292	(10)	194	(10)
Total expenses	183,710	147,168	685,239	553,498

Operating income	83,809	82,641	313,534	291,389

Dividend income	2,773	—	2,773	63
Interest and other income	106	89	379	362
Interest expense	(38,043)	(35,901)	(150,881)	(135,114)
Loss on distribution to common shareholders of RMR common stock	(38,437)	—	(38,437)	—
Loss on early extinguishment of debt	(425)	(12)	(1,894)	(12)
Income from continuing operations before income tax expense and equity in (losses) earnings of an investee	9,783	46,817	125,474	156,688

Income tax expense	(189)	(74)	(574)	(576)
Equity in (losses) earnings of an investee	(50)	28	20	87
Income from continuing operations	9,544	46,771	124,920	156,199
Discontinued operations:
(Loss) income from discontinued operations	—	(123)	(350)	1,362
Impairment of assets from discontinued operations	—	(4,260)	(602)	(4,377)
Income before gain on sale of properties	9,544	42,388	123,968	153,184
Gain on sale of properties	—	2,900	—	5,453
Net income	$9,544	$45,288	$123,968	$158,637

Weighted average shares outstanding (basic)	237,313	203,742	232,931	198,868
Weighted average shares outstanding (diluted)	237,320	203,754	232,963	198,894

Basic and diluted per common share amounts:
Income from continuing operations per share	$0.04	$0.24	$0.54	$0.81
Loss from discontinued operations per share	—	(0.02)	(0.01)	(0.01)
Basic and diluted net income per share	$0.04	$0.22	$0.53	$0.80

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income	$9,544	$45,288	$123,968	$158,637
Depreciation expense	71,549	50,257	257,783	185,391
Gain on sale of properties	—	(2,900)	—	(5,453)
Impairment of assets from continuing operations	292	(10)	194	(10)
Impairment of assets from discontinued operations	—	4,260	602	4,377
FFO	81,385	96,895	382,547	342,942

Acquisition related costs	337	1,957	6,853	4,607
Loss on distribution to common shareholders of RMR common stock(2)	38,437	—	38,437	—
Loss on early extinguishment of debt	425	12	1,894	12
Percentage rent adjustment(3)	(7,600)	(7,600)	—	—
Normalized FFO	$112,984	$91,264	$429,731	$347,561

Weighted average shares outstanding (basic)	237,313	203,742	232,931	198,868
Weighted average shares outstanding (diluted)	237,320	203,754	232,963	198,894

FFO per share (basic and diluted)	$0.34	$0.48	$1.64	$1.72
Normalized FFO per share (basic and diluted)	$0.48	$0.45	$1.84	$1.75
Net income per share (basic and diluted)	$0.04	$0.22	$0.53	$0.80
Distributions declared per share	$0.39	$0.39	$1.56	$1.56

(1)     SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes estimated percentage rent in the period to which SNH estimates that it relates rather than when it is recognized as income in accordance with GAAP, SNH includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SNH excludes acquisition related costs, loss on distribution to common shareholders of RMR common stock, gains and losses on early extinguishment of debt, gains and losses on lease terminations and losses on impairment of intangible assets, if any. SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)     Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than SNH’s carrying amount per share on the day RMR common stock was distributed to SNH’s shareholders.

(3)     In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the full year in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, SNH include estimates of these amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation includes an adjustment to exclude the amounts included in Normalized FFO during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	Three Months Ended
	December 31,	December 31,
	2015	2014
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$170,706	$149,364
Residents fees and services	96,813	80,445
Total revenues	267,519	229,809
Property operating expenses	(101,266)	(84,268)
Property net operating income (NOI):	166,253	145,541
Non-cash straight line rent adjustments	(4,300)	(2,857)
Lease value amortization	(599)	(1,211)
Lease termination fees	(127)	-
Non-cash amortization included in property operating expenses(2)	(199)	-
Cash Basis NOI	$161,028	$141,473

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$161,028	$141,473
Non-cash straight line rent adjustments	4,300	2,857
Lease value amortization	599	1,211
Lease termination fees	127	-
Non-cash amortization included in property operating expenses(2)	199	-
Property NOI	166,253	145,541
Depreciation expense	(71,549)	(50,257)
General and administrative expense	(10,266)	(10,696)
Acquisition related costs	(337)	(1,957)
Impairment of assets	(292)	10
Operating income	83,809	82,641

Dividend income	2,773	-
Interest and other income	106	89
Interest expense	(38,043)	(35,901)
Loss on distribution to common shareholders of RMR common stock	(38,437)	-
Loss on early extinguishment of debt	(425)	(12)
Income before income tax expense and equity in (losses) earnings of an investee	9,783	46,817
Income tax expense	(189)	(74)
Equity in (losses) earnings of an investee	(50)	28
Income from continuing operations	9,544	46,771
Discontinued operations
Loss from discontinued operations	-	(123)
Impairment of assets from discontinued operations	-	(4,260)
Income before gain on sale of properties	9,544	42,388
Gain on sale of properties	-	2,900
Net income	$9,544	$45,288

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s activities.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)         SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, the then 20 year life of the property management agreement with the operating subsidiary of RMR as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(dollars in thousands)

(unaudited)

	For the Three Months Ended December 31, 2015					For the Three Months Ended December 31, 2014
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Rental income / residents fees and services	$75,215	$96,813	$90,922	$4,569	$267,519	$65,394	$80,445	$79,452	$4,517	$229,808
Property operating expenses	-	(74,064)	(27,202)	-	(101,266)	-	(62,352)	(21,915)	-	(84,267)
Property net operating income (NOI)	$75,215	$22,749	$63,720	$4,569	$166,253	$65,394	$18,093	$57,537	$4,517	$145,541
NOI change	15.0%	25.7%	10.7%	1.2%	14.2%	-	-	-	-	-

Property NOI	$75,215	$22,749	$63,720	$4,569	$166,253	$65,394	$18,093	$57,537	$4,517	$145,541
Less:
Non-cash straight line rent adjustments	1,376	-	2,787	137	4,300	129	-	2,590	138	2,857
Lease value amortization	-	-	544	55	599	-	-	1,156	55	1,211
Lease termination fees	-	-	127	-	127	-	-	-	-	-
Non-cash amortization included in property operating expenses (7)	-	-	199	-	199	-	-	-	-	-
Cash Basis NOI	$73,839	$22,749	$60,063	$4,377	$161,028	$65,265	$18,093	$53,791	$4,324	$141,473
Cash Basis NOI change	13.1%	25.7%	11.7%	1.2%	13.8%	-	-	-	-	-

Reconciliation of NOI to Same Property NOI:
Property NOI	$75,215	$22,749	$63,720	$4,569	$166,253	$65,394	$18,093	$57,537	$4,517	$145,541
Less:
NOI not included in same property	9,550	2,746	8,520	-	20,816	357	186	24	-	567

Same property NOI (6)	$65,665	$20,003	$55,200	$4,569	$145,437	$65,037	$17,907	$57,513	$4,517	$144,974
Same property NOI change	1.0%	11.7%	(4.0%)	1.2%	0.3%	-	-	-	-	-

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (6)	$65,665	$20,003	$55,200	$4,569	$145,437	$65,037	$17,907	$57,513	$4,517	$144,974
Less:
Non-cash straight line rent adjustments	155	-	2,098	137	2,390	129	-	2,590	137	2,856
Lease value amortization	-	-	574	55	629	-	-	1,156	55	1,211
Lease termination fees	-	-	128	-	128	-	-	-	-	-
Non-cash amortization included in property operating expenses (7)	-	-	175		175	-	-	-	-	-
Same property cash basis NOI (6)	$65,510	$20,003	$52,225	$4,377	$142,115	$64,908	$17,907	$53,767	$4,325	$140,907
Same property cash basis NOI change	0.9%	11.7%	(2.9%)	1.2%	0.9%	-	-	-	-	-

(1) See above for the calculation of NOI and a reconciliation of NOI to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, reasons why management believes they are appropriate supplemental measures and any additional purposes for which management uses these measures. Excludes properties classified in discontinued operations.

(2) Includes triple net leased senior living communities that provide short term and long term residential care and other services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and other services for residents.

(4) Includes properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants.

(5) Includes the operating results of certain properties that offer wellness and spa services to members.

(6) Consists of properties owned continuously since October 1, 2014.

(7) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, the then 20 year life of the property management agreement with the operating subsidiary of RMR as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	December 31,	December 31,
	2015	2014
ASSETS
Real estate properties	$7,456,940	$6,222,360
Less accumulated depreciation	(1,147,540)	(973,205)
	6,309,400	5,249,155
Cash and cash equivalents	37,656	27,594
Restricted cash	6,155	10,544
Deferred financing fees, net	27,695	30,549
Acquired real estate leases and other intangible assets, net	604,286	472,788
Other assets	198,786	177,639
Total assets	$7,183,978	$5,968,269

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$775,000	$80,000
Unsecured term loans	550,000	350,000
Senior unsecured notes, net of discount	1,495,066	1,743,628
Secured debt and capital leases	682,959	627,076
Accrued interest	16,974	20,046
Assumed real estate lease obligations, net	115,363	122,826
Other liabilities	188,856	72,286
Total liabilities	3,824,218	3,015,862

Total shareholders’ equity	3,359,760	2,952,407
Total liabilities and shareholders’ equity	$7,183,978	$5,968,269

(END)